UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	52-2061461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7830 Old Georgetown Road

Bethesda, Maryland 20814

301.986.1800

(Address, including ZIP Code and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Ronald D. Paul, President Eagle Bancorp, Inc. 7830 Old Georgetown Road Bethesda, Maryland 20814 301.986.1800	With a copy to: Noel M. Gruber, Esquire BuckleySandler LLP 1250 24th Street, NW, Suite 700 Washington, D.C. 20037
(Name, Address, including ZIP Code and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share
Preferred Stock, par value $0.01 per share
Depositary Shares(4)
Warrants to Purchase Common Stock, Preferred Stock or Depositary Shares
Debt Securities (5)
Units(6)

(1)            An indeterminate number and aggregate initial offering price of the securities of each identified class is being registered as may from time to time be offered at prices to be determined. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units.

(2)            In accordance with Rule 426 under the Securities Act, this registration statement also covers the issuance of any additional securities which may be issued upon conversion, exchange or exercise of any other securities that provide for such issuance.

(3)            In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(4)            Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share of a class or series of preferred stock, and will be evidenced by a depositary receipt.

(5)            The debt securities may consist of one or more series of senior debt securities or subordinated debt securities as described in the applicable prospectus supplement.

(6)            Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more of the listed securities, which may or may not be separable from one another.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Depositary Shares

Debt Securities

Units

We may offer, issue and sell, from time to time, in one or more offerings, shares of our common stock, shares of one or more classes or series of our preferred stock, depositary shares, warrants to purchase any of the foregoing equity securities, debt securities, or units consisting of one or more of these securities.

We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis.  This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “EGBN.”

Investing in our securities involves risks. You should refer to the risk factors that may be included in a prospectus supplement and in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of the securities or determined if this prospectus and any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is March 2, 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, sell any combination of shares of our common stock, shares of one or more classes or series of our preferred stock, depositary shares, warrants to purchase any of the foregoing equity securities, debt securities, or units consisting of one or more of the securities described in this prospectus, in one or more offerings having an indeterminate total dollar amount. The debt securities, preferred stock, warrants, and units may be convertible into or exercisable or exchangeable for common or preferred stock or other securities issued by us or debt or equity securities issued by one or more other entities.

Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the offering and the specific terms of the securities being offered. The prospectus supplement may also add, update, or change information contained in this prospectus. Before purchasing any of our securities, you should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus. For additional information, please refer to “Where You Can Find Additional Information About Eagle Bancorp” and “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s website at www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find Additional Information About Eagle Bancorp.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contained the information, regardless of when this prospectus is delivered, or when any sale of securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we refer to common stock, preferred stock, debt securities, depositary shares, warrants and units collectively as “securities.” The terms “we,” “us” “our,” “Eagle” and the “Company” refer to Eagle Bancorp, Inc. and our subsidiaries; except that in the description of the securities we may offer, these terms refer solely to Eagle Bancorp, Inc. and not to any of our subsidiaries.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

CAUTION ABOUT FORWARD LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as ‘‘may,’’ ‘‘could,’’ ‘‘should,’’ ‘‘will,’’ ‘‘would,’’ ‘‘believe,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ or words or phases of similar meaning. We caution that the forward looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward looking statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward looking statements:

•                  The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•                  Geopolitical conditions, including acts or threats of terrorism, or actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•                  The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, inflation, interest rate, market and monetary fluctuations;

•                  The timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

•                  Results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for credit losses or to write-down assets;

•                  Changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, that could lead to restrictions on activities of banks generally, or our subsidiary bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products;

•                  The willingness of users to substitute competitors’ products and services for our products and services;

•                  The impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•                  The effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setting bodies;

•                  Technological and social media  changes;

•                  The effect of acquisitions we may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions;

•                  The growth and profitability of non-interest or fee income being less than expected;

•                  Changes in the level of our non-performing assets and charge-offs;

•                  Changes in consumer spending and savings habits;

•                  Unanticipated regulatory or judicial proceedings; and

•                  Other risk factors included under the heading “Risk Factors” appearing in our Annual Report on Form 10-K for the year ended December 31, 2014.

If one or more of the factors affecting our forward looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward looking information and statements contained in this prospectus and any accompanying prospectus supplement, and in the information incorporated by reference herein and therein. Therefore, we caution you not to place undue reliance on our forward looking information and statements. We will not update the forward looking statements to reflect actual results or changes in the factors affecting the forward looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT EAGLE BANCORP

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1.800.SEC.0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC (other than exhibits to such documents unless we specifically incorporate by reference an exhibit in this prospectus) by contacting Jane E. Cornett, Corporate Secretary, Eagle Bancorp, Inc., 7830 Old Georgetown Road, Bethesda, Maryland 20814, telephone 301.986.1800, or from our internet website at http://www.eaglebankcorp.com.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document for more information. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from the documents listed below that we have previously filed with the SEC (file no. 000-25923). This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date that document is filed. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede, any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)         Our Annual Report on Form 10-K for the year ended December 31, 2014;

(b)         Our Current Reports on Form 8-K filed on January 15, 2015, February 12, 2015, February 13, 2015, and February 26, 2015;and

(c)          The description of our common stock contained in the registration statement on Form 8-A filed April 30, 1999.

All documents that we file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the registration statement and prior to its effectiveness, on or after the date of this prospectus and prior to the termination of the offering will also be deemed to be incorporated by reference. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or is incorporated by reference from earlier documents, to the extent that they are inconsistent.

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated March 2, 2015.  You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

EAGLE BANCORP, INC.

We are the registered bank holding company for EagleBank, Bethesda, Maryland, a Maryland chartered commercial bank which is a member of the Federal Reserve System. We were organized in October 1997 to be the holding company for EagleBank, which commenced operations in July 1998.

We are a growth oriented institution, providing a high level of service and developing deep relationships with our customers.  We offer a broad range of commercial banking services to our business and professional clients as well as full service consumer banking services to individuals living and/or working primarily in our service area. EagleBank was organized as an alternative to the super-regional financial institutions which dominate our market area. EagleBank’s philosophy is to provide superior, personalized service to our customers. EagleBank focuses on relationship banking, providing each customer with a number of services, becoming familiar with and addressing the customer’s needs in a proactive personalized fashion.

Our principal executive offices are located at 7830 Old Georgetown Road, Bethesda, Maryland 20814, and our telephone number is 301.986.1800.

RISK FACTORS

An investment in our securities involves various risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and related notes incorporated by reference herein or therein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our consolidated ratio of earnings to combined fixed charges and preferred dividends for each of the five fiscal years ended December 31, 2014 and are as set forth in the following table.

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges and preferred dividends:
Including interest on deposits	7.06x	6.55x	4.61x	2.60x	2.09x
Excluding interest on deposits	20.23x	27.61x	17.96x	7.93x	5.79x

For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, earnings are the sum of:

•                  net income before taxes; and

•                  fixed charges.

For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, fixed charges are the sum of:

•                  interest expenses, including interest on deposits, and, in the second alternative shown above, excluding interest on deposits; and

•                  that portion of net rental expense deemed to be the equivalent to interest on long-term debt.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the securities offered hereby will be passed upon for us by BuckleySandler LLP, Washington, D.C.  Attorneys at BuckleySandler LLP who have been involved in such matters own an aggregate of approximately 6,848 shares of our common stock.

EXPERTS

The consolidated financial statements of Eagle and the report on the effectiveness of Eagle’s internal control over financial reporting incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the reports of Stegman & Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Depositary Shares

Debt Securities

Units

March 2, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

SEC Registration Fee	$(1)
Legal Fees and Expenses	(2)
Accountant’s Fees and Expenses	(2)
Blue Sky Fees and Expenses	(2)
Rating Agency Fees	(2)
Listing Fees and expenses	(2)
Printing, EDGAR and miscellaneous	(2)
Total	(2)

(1)         To be determined. The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

(2)         These fees are calculated based on the numbers of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Article VI of the Company’s articles of incorporation provides that the Company shall, to the full extent permitted and in the manner prescribed by the Maryland General Corporation Law and any other applicable law, indemnify a director or officer of the Company who is or was a party to any proceeding by reason of the fact that he is or was a director or officer, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The Maryland General Corporation Law provides, in pertinent part, as follows:

2-418  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. —

(a) Definitions.

(1)                                 In this section the following words have the meanings indicated.

(2)                                 “Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(3)                                 “Director” means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise, or employee benefit plan.

(4)                                 “Expenses” include attorney’s fees.

(5)                                 (i) “Official capacity” means:

1.                                     When used with respect to a director, the office of director in the corporation; and

2.                                      When used with respect to a person other than a director as contemplated in subsection (j) of this section, the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

(ii)                                  “Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

(6)                                 “Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(7)                                 “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(b) Permitted indemnification of a director.

(1)                                 A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

(i)                                     The act or omission of the director was material to the matter giving rise to the proceeding; and

1.                                      Was committed in bad faith; or

2.                                      Was the result of active and deliberate dishonesty; or

(ii)                                  The director actually received an improper personal benefit in money, property, or services; or

(iii)                               In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

(2)

(i)                                     Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

(ii)                                  However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

(3)

(i)                                     The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

(ii)                                  The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

(4)                                 A corporation may not indemnify a director or advance expenses under this section for a proceeding brought by that director against the corporation, except:

(i) For a proceeding brought to enforce indemnification under this section; or

(ii) If the charter or bylaws of the corporation, a resolution of the board of directors of the corporation, or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise.

(c) No indemnification of director liable for improper personal benefit.  A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

(d) Required indemnification against expenses incurred in successful defense. Unless limited by the charter:

(1)                                 A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section, or in the defense of any claim, issue, or matter in the proceeding, shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding, claim, issue, or matter in which the director has been successful.

(2)                                 A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

(i)                                     If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

(ii)                                  If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper.  However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) of this section shall be limited to expenses.

(3)                                 A court of appropriate jurisdiction may be the same court in which the proceeding involving the director’s liability took place.

(e) Determination that indemnification is proper.

(1)                                 Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

(2)                                 Such determination shall be made:

(i)                                     By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of one or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

(ii)                                  By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

(iii)                               By the stockholders.

(3)                                 Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible.  However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in paragraph (2)(ii) of this subsection for selection of such counsel.

(4)                                 Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

(f) Payment of expenses in advance of final disposition of action.

(1)                                 Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

(i)                                     A written affirmation by the director of the director’s good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

(ii)                                  A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(2)                                 The undertaking required by paragraph (1)(ii) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

(3)                                 Payments under this subsection shall be made as provided by the charter, bylaws or contract or as specified in subsection (e)(2) of this section.

(g) Validity of indemnification provision.  The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(h) Reimbursement of director’s expenses incurred while appearing as witness.  This section does not limit the corporation’s power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

(i) Director’s service to employee benefit plan.  For purposes of this section:

(1)                                 The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director’s duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan:

(2)                                 Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

(3)                                 Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director’s duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

(j) Officer, employee or agent.  Unless limited by the charter:

(1)                                 An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection

(d) of this section;

(2)                                 A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

(3)                                 A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors or contract.

(k) Insurance or similar protection.

(1)                                 A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

(2)                                 A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

(3)                                 The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

(l) Report of indemnification to stockholders.  Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.

Item 16. Exhibits

The exhibits filed as part of this registration statement are as follows:

List of Exhibits

Number	Description
1.1	Form of Underwriting Agreement*
4.1	Articles Supplementary for Preferred Stock*
4.2	Form of Preferred Stock Certificate*
4.3	Form of Deposit Agreement, including form of Depositary Receipt*
4.4	Form of Warrant Agreement, including form of Warrant Certificate*
4.5	Form of Unit Certificate*
4.6	Form of Indenture for Senior Debt Securities, including form of Senior Debt Security
4.7	Form of Indenture for Subordinated Debt Securities, including form of Subordinated Debt Security
5.1	Opinion of BuckleySandler LLP
12.1	Statement re: Computation of Ratios
23.1	Consent of Stegman & Company, Independent Registered Public Accounting Firm
23.2	Consent of BuckleySandler LLP (included in Exhibit 5)
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture for Senior Debt Securities*
25.2	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture for Subordinated Debt Securities*

* If applicable, to be filed by an amendment to the registration statement or by a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings

Rule 415 Offering

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Filings Incorporating Subsequent Exchange Act Documents By Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Qualification of Trust Indentures under the Trust Indenture Act of 1939 for Delayed Offerings

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on March 2, 2015.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Ronald D. Paul
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of the registrant hereby severally constitute and appoint Ronald D. Paul, Michael T. Flynn and Laurence E. Bensignor, or any of them, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which either of them may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement on Form S-3, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Ronald D. Paul, Michael T. Flynn and Laurence E. Bensignor, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Leslie M. Alperstein	Director	March 2, 2015
Leslie M. Alperstein

/s/ Dudley C. Dworken	Director	March 2, 2015
Dudley C. Dworken

/s/ Harvey M. Goodman	Director	March 2, 2015
Harvey M. Goodman

/s/ Ronald D. Paul	President, Chairman and Chief	March 2, 2015
Ronald D. Paul	Executive Officer of the Company
(Principal Executive Officer)

/s/ Robert P. Pincus	Director	March 2, 2015
Robert P. Pincus

/s/ Norman R. Pozez	Director	March 2, 2015
Norman R. Pozez

/s/ Donald R. Rogers	Director	March 2, 2015
Donald R. Rogers

/s/ David P. Summers	Director	March 2, 2015
David P. Summers

/s/ Leland M. Weinstein	Director	March 2, 2015
Leland M. Weinstein

/s/ James H. Langmead	Executive Vice President and	March 2, 2015
James H. Langmead	Chief Financial Officer of the Company
(Principal Financial and Accounting Officer)